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                                                             Exhibit 10.5.2


                                    New York, New York
                                    April 30, 1996



                                   NOTE
FOR VALUE RECEIVED, the undersigned, NRG GENERATING (U.S.) INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of NRG ENERGY, INC., a Delaware corporation, or registered assigns (the "Lender"), at the office of the Lender located at 1221 Nicollet Mall, Suite 700, Minneapolis, MN 55403 in lawful money of the United States of America and in immediately available funds, the principal amount of FORTY FIVE MILLION DOLLARS ($45,000,000), or, if less, the aggregate unpaid principal amount of the loan made by the lender pursuant to Section 2.01 of the Loan Agreement referred to below (in either case, to be paid together with any accrued interest not required to be paid currently in cash), which sum shall be due and payable in such amounts and on such dates as are set forth in the Loan Agreement, dated as of April 30, 1996 between the Company and the Lender (the "Loan Agreement"; terms defined therein being used herein as so defined). The undersigned further agrees to pay interest at said office, in like money, from the date hereof on the unpaid principally amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.06 of the Loan Agreement.
All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of this Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
 This Note is the Note referred to in the Loan Agreement, which Loan Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Loan Agreement, all upon the terms and conditions therein specified.

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This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE LENDER PURSUANT TO THE TERMS OF THE LOAN AGREEMENT.



                         NRG GENERATING (U.S.) INC.,


                            by
                                 /s/    Leonard Bluhm
                                 Name:  Leonard A. Bluhm
                                 Title: President and Chief Executive
                                         Officer



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